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                                                                    Exhibit 99.3

                   CONSOLIDATED FINANCIAL STATEMENTS OF LSB

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
of L.S.B. Bancshares, Inc. of South Carolina


  We have audited the consolidated balance sheet of L.S.B. Bancshares, Inc. of South Carolina and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of L.S.B. Bancshares, Inc. of South Carolina and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

  As described in Note 4 to the consolidated financial statements, the Company changed, effective December 31, 1993, its method of accounting for certain investments in debt securities and equity securities that have a readily determinable market value.

Donald G. Jones and Company, P.A.

Columbia, South Carolina
March 16, 1994